UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2015, in connection with the closing of the sale the Company’s managing general agency business (MGA Business) as described in Item 2.01, the affiliates of the Company entered into certain agreements as described below and in the Company’s current report on Form 8-K filed on June 12, 2015 (File No. 000-50795).

(a)	Managing General Agency Agreements

Two of the Company’s wholly-owned insurance subsidiaries entered into managing general agency agreements (MGA Agreements) with the managing general agent entity (MGA) sold by the Company. Under those agreements, the MGA will continue to produce insurance business for the Company’s insurance subsidiaries. The term of the MGA Agreements is expected to continue through at least December 31, 2019.

Among other things, the MGA Agreements set forth the terms and conditions under which the MGA will produce insurance business for the Company’s insurance subsidiaries. As consideration for the production of business under the MGA Agreements, the MGA will receive a commission that is subject to adjustment based on the loss ratio results of the Company’s insurance subsidiaries beginning in 2017. The MGA Agreements also include certain terms designed to preserve the continuity of operations for both the MGA and the Company, including certain obligations with respect to pricing and the conduct of the MGA Business.

The MGA Agreements also authorize the MGA to handle claims arising out of the business written by the MGA. The MGA Agreements specify certain minimum standards for claims handling. The MGA will receive a fee as compensation for providing these claims handling services.

(b)	Third Party Claims Administration Agreement

One of the Company’s insurance subsidiaries and the MGA entered into a Third Party Claims Administration Agreement (TPA Agreement) pursuant to which the MGA will administer claims arising out of or in connection with policies issued by the Company’s insurance subsidiary in the State of California. The MGA will receive a fee as compensation for providing these claims handling services.

The foregoing description of the MGA Agreements and the TPA Agreement is a summary of the material terms of those agreements and does not purport to be complete. Such description is qualified entirely by reference to those agreements, which the Company anticipates will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 1.02 Termination of a Material Definitive Agreement

Concurrently with the closing of the sale of the MGA Business as described in Item 2.01, the Company paid off and terminated that certain $40.0 million senior secured credit facility dated September 30, 2013, by and between the Company and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

Item 2.01 Completion of Disposition of Assets

On June 30, 2015, the Company completed its sale of the MGA Business pursuant to that certain Stock and Asset Purchase Agreement (Purchase Agreement) with Confie Seguros Holding II Co. and Confie Insurance Group Holdings, Inc., dated June 12, 2015, for an aggregate purchase price of up to $95.0 million in consideration after giving effect to an estimated purchase price adjustment for working capital of the MGA Business as determined on the closing date. The purchase price may be subject to a further post-closing adjustment for working capital to be determined 90 days after the closing date.

The Company received a total of $65.0 million in cash at closing, in addition to the $5.0 million payment received when the Purchase Agreement was signed on June 12, 2015. A deferred amount of $15.0 million is secured by a letter of credit held in escrow and is payable either to the Company’s wholly-owned insurance subsidiary to the extent necessary to maintain minimum quarterly risk-based capital ratios, or to the Company on December 31, 2017. An additional deferred contingent amount of up to $10.0 million is payable depending upon the achievement of certain conditions in 2017 and 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant's actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant's filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: June 30, 2015	By:	/s/ John P. Killacky
John P. Killacky
Executive Vice President and General Counsel